Exhibit 99.1

For Further Information Contact

Eddie Northen (404) 888-2242

FOR IMMEDIATE RELEASE

ROLLINS, INC. SCHEDULES DATE FOR RELEASE OF FOURTH QUARTER
AND FULL-YEAR 2016 RESULTS

ATLANTA, GA – January 4, 2017 – Rollins, Inc. (NYSE: ROL), a premier global consumer and commercial services company, today announced that it will release its unaudited fourth quarter and full-year financial results for the period ended December 31, 2016 on Wednesday, January 25, 2017. In conjunction with its release, the Company will host a conference call to review the Company’s financial and operating results on Wednesday, January 25, 2017 at 10:00 a.m. Eastern Time.

Individuals wishing to participate in the conference call should call 800-533-7619 (domestic) or 785-830-1923 (internationally). For interested individuals unable to join the call, a replay will be available until Wednesday, February 1, 2017 by dialing 888-203-1112 (domestic) or 719-457-0820 (internationally), passcode 2262830. The conference call will also broadcast live over the Internet and can be accessed by all interested parties via a link provided on the Rollins, Inc. website at www.rollins.com.

Rollins, Inc. is a premier global consumer and commercial services company. Through its wholly owned subsidiaries, Orkin LLC., HomeTeam Pest Defense, Orkin Canada, Western Pest Services, Critter Control, Inc., The Industrial Fumigant Company, Trutech LLC., Rollins Australia, Waltham Services LLC., PermaTreat, Rollins UK, and Crane Pest Control, the Company provides essential pest control services and protection against termite damage, rodents and insects to more than two million customers in the United States, Canada, Central America, South America, the Caribbean, the Middle East, Asia, the Mediterranean, Europe, Africa, Mexico, and Australia from more than 700 locations. You can learn more about Rollins and its subsidiaries by visiting our web sites at www.orkin.com, www.pestdefense.com, www.westernpest.com, www.orkincanada.ca, www.crittercontrol.com, www.indfumco.com, www.trutechinc.com, www.allpest.com.au, www.walthamservices.com, www.permatreat.com, www.cranepestcontrol.com, www.murraypestcontrol.com.au, www.statewidepestcontrol.com.au,, www.safeguardpestcontrol.co.uk, and www.rollins.com. You can also find this and other news releases at www.rollins.com by accessing the news releases button.

ROL-IR